Exhibit 13.1

Certification of Chief Executive Officer
Pursuant to
18 U.S.C. Section 1350,
As Enacted Pursuant to
Section 906 of the U.S. Sarbanes-Oxley Act of 2002

Emgold Mining Corporation (the “Company”) is filing with the U.S. Securities and Exchange Commission on the date hereof, its annual report on Form 20-F for the fiscal year ended December 31, 2009 (the “Report”).

I, David G. Watkinson, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. section 1350, as enacted pursuant to section 906 of the U.S. Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(i)

the Report fully complies with the requirements of section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934; and

(ii)

the information contained in the Report fairly presents, in all material respects the, financial condition and results of operations of the Company.

June 28, 2010

/s/ David G. Watkinson

David G. Watkinson

Chief Executive Officer